AMENDMENT TO
                          INVESTMENT ADVISORY AGREEMENT


         The following amendment is made to the Investment Advisory Agreement effective May 1, 2003, by and between Maxim Series Fund, Inc. (the "Fund") and GW Capital Management, LLC (the "Adviser") dated December 5th, 1997, as amended on July 26th, 1999, May 1, 2002 and May 1, 2003, (the "Agreement"), and is hereby incorporated into and made a part of the Agreement.

1. Article II, Section A, of the Agreement is hereby amended by adding the following:

       As compensation for its services with respect to the Fund, the Adviser receives monthly compensation at the annual rate of 0.60% of the average daily net assets of the Maxim S&P 500
       Index(R) Portfolio.

         IN WITNESS WHEREOF, the parties hereto have caused this amending agreement to be executed in duplicate, in their names and on their behalf by and through their duly authorized officers.


                                             GW CAPITAL MANAGEMENT, LLC
                                             (d/b/a Maxim Capital Management,
                                             LLC)

Attest:  __________________________         By:      ___________________________

Name:    __________________________         Name:    ___________________________

Title:   __________________________         Title:   ___________________________



                                             MAXIM SERIES FUND, INC.

Attest:  __________________________         By:      ___________________________

Name:    __________________________         Name:    ___________________________

Title:   __________________________         Title:   ___________________________

                                  AMENDMENT TO
                          INVESTMENT ADVISORY AGREEMENT


         Effective July 1, 2003, the following amendment is made to the Investment Advisory Agreement by and between Maxim Series Fund, Inc. (the "Fund") and GW Capital Management, LLC (the "Adviser") dated December 5th, 1997, as amended on July 26th, 1999, May 1st, 2002, and May 1st, 2003, (the "Agreement"), and is hereby incorporated into and made a part of the Agreement.

     The name of the Maxim INVESCO Small-Cap Growth Portfolio, wherever such reference shall appear in the Agreement or the amendments thereto, shall be re-designated as Maxim MFS(R) Small-Cap Growth Portfolio.

         IN WITNESS WHEREOF, the parties hereto have cause this amending agreement to be executed in duplicate in their names and on their behalf by and through their duly authorized officers.


                                            GW CAPITAL MANAGEMENT, LLC
                                            (d/b/a Maxim Capital Management,
                                            LLC)

Attest:  __________________________         By:      ___________________________

Name:    __________________________         Name:    ___________________________

Title:   __________________________         Title:   ___________________________


                                            MAXIM SERIES FUND, INC.

Attest:  __________________________         By:      ___________________________

Name:    __________________________         Name:    ___________________________

Title:   __________________________         Title:   ___________________________